EXHIBIT 5.2

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA
A D V O G A D O S

	Jorge Lauro Celidonio	Adriana Carrera Calvo	Marcelo Sampaio Góes Ricupero	Luiz Octavio Duarte Lopes
	Rosoléa Miranda Folgosi	Carolina de Almeida Rodrigues	Alessandro Amadeu da Fonseca	Rodrigo Azevedo Junqueira
	Antonio Rampazzo	Dinir Salvador Rios da Rocha	Graziela Galli Ferreira	Ana Paula Cabaz de A. B. Orzechowski
	Matias Nazari Puga Netto	Rosa Maria Motta Brochado	Tânia Pantano	André Porto Prade
	José Eduardo Tellini Toledo	Pedro Whitaker de Souza Dias	Juliana Kupfer	Denílson Nomura
Ary Oswaldo Mattos Filho (*)	Pedro Anan Junior	Márcia Regina Sato Davoli de Araujo	Germana Santa Cruz Hardman	Filipe Gonçalves Borges
Otávio Uchôa da Veiga Filho	Maria Cecilia Guimarães Isoldi	Renata Correia	Fabio Soares de Melo	Diego Marchina Quintiliano Basso
Pedro Luciano Marrey Jr.	Celina Pannunzio	Marina de Carvalho Anselmo	André Lopes Bérard	Eliane Proscurcin Quintella
Roberto Quiroga Mosquera	Fernando de Faria Tabet	Jorge Henrique Amaral Zaninetti	Allain Brasil Bertrand Junior	Cristiano Siqueira de Abreu e Lima
Cid José Sitrângulo	Maria Cristina C. C. Junqueira	Paula de Magalhães Chisté	Fernanda Cavalcante Batista de Souza	Bianca Medalha Mollicone
Sergio Spinelli Silva Jr.	Flávia Andraus Troyano	Pedro Miguel Ferreira Custódio	Andréa de Carvalho Caliento	Bruno Boaventura Soares
Glaucia Lauletta Frascino	Fernanda Donnabella Camano	Alessandra Maria Zamith Boin	Lilian Tarcha Malta	Andréa Carolina da Cunha Tavares
Moacir Zilbovicius	Maria Fernanda Fondora	Lívia Balbino Fonseca Silva	Jean Marcel Arakawa	Flávio Mifano
João Ricardo de Azevedo Ribeiro	Marcos Joaquim Gonçalves Alves	Alessandra Barbosa dos Santos	Douglas de Souza Aguiar Junior	Lea Futami Yassuda
Maria Isabel T. da Costa Bueno	Fernanda de Proft Cardoso	Daniel Calhman de Miranda	Alessandra Chér	Christine Ihre Rocumback
Lauro Celidonio Neto	Marissol Sanchez Madriñan	Adriana Maria Salgado Adani	Alberto L. Chrysostomo de Oliveira	Marco Antônio Rodrigues Jorge
Régis Fernando de Ribeiro Braga	Miliana S. Nakamura Magaldi	Carmine L. Del Gaiso Gianfrancesco	Daniela Cristina da Silva Neves	Jorge Gonzaga Matsumoto
Marcelo Trussardi Paolini	Virginia Elaine Milani Caobianco	Paulo Octaviano D. Junqueira Neto	Maria Carolina Mendonça de Barros	Ana Luiza Salles Lourenço
Marcelo Mansur Haddad	João Marcos Colussi	Renato Tastaldi Portella	Maria Novaes Villas-Boas	Juliana Maria Biondi
Alvaro A. C. Notaroberto Barbosa	Tiago Machado Cortez	Luciana Bertulli Carvalho	Mariane Carvalho Medeiros	Tatiana Amorim de Brito Machado
Paulo Sergio João	Patricia Avigni	Raquel do Amaral Santos	Letícia Barbosa e Silva	Juliana Gomes Ramalho
José Eduardo Carneiro Queiroz

Renato Ximenes de Melo

Paula Evaristo Carlos Regal

Flavia Regina de Souza

Eduardo Soares

Cristiane Marrey Moncau

Rodrigo Figueiredo Nascimento

Andrea Bazzo Lauletta

Marina Procknor

Ana Paula Schincariol Lui

Emmerson Ornelas Forganes

Guilherme Barranco de Souza

Danilo Amaral

Silvia Maria Ribeiro Lopes

Vera Cecília Monteiro de Barros

Silvana Mancini Karam

Carolina Secches

Fabio Teixeira Ozi

Paula Vieira de Oliveira

Igor Nascimento de Souza

Guilherme Augusto M. e F. de T. Barros

Silvia Menicucci de Oliveira

Paulo Roberto Gozzi

Mireli Barreto Antun

Alessandra Bittencourt de Gomensoro

Ana Elisa Mellone

Bernardo de Albuquerque M. Carneiro

Pablo Sorj

Camila Serrano Giunchetti

Mariana Pazianotto Deperon

Miranda Ramalho Cagnone

Eliana Rozenkwit

Luciana Bender da Silva Prado

Luis Fernando Cardoso de Almeida

Ana Carolina Falcão Brito Souza
Rodrigo César Gonçalves Jasmim

(*) consultor				Robert Friedrich Seybold †

Armando Gonçalves Leite Júnior
Ana Cristina C. Montenegro

Mattos Filho draft

October 18, 2004

São Paulo, October [•], 2004

The Board of Directors of

Companhia de Saneamento Básico do

Estado de São Paulo–SABESP

Rua Costa Carvalho nº 300

São Paulo, SP

Brazil

Ladies and Gentlemen,

We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian counsel to Companhia de Saneamento Básico do Estado de São Paulo–SABESP (the “Company”), in connection with the public offering and sale (the “Offering”) by Companhia Paulista de Parcerias – CPP (“CPP”) and the State of São Paulo (the “State of São Paulo” and, together with CPP, the “Selling Shareholders”) of [•] American Depositary Shares (the “ADSs”) representing [•] ações ordinárias without par value of the Company (the “Shares”) in accordance with the Underwriting Agreement (the “Underwriting Agreement”) among the Company, the Selling Shareholders and the Underwriters named therein (the “Underwriters”), including an aggregate of [•] additional ADSs (the “Optional ADSs” and together with the ADSs, the “Securities”) being sold by the Selling Shareholders in connection with the over-allotment option, as contemplated by Amendment No. [•] to the Company’s Registration Statement on Form F-3 (No. 333-119352), filed with the Securities and Exchange Commission on September 28, 2004 (as amended, the “Registration Statement”).

For the purposes of giving this opinion we have examined and/or relied upon copies of the following documents:

São Paulo—SP – Brasil—Av. Paulista, 1499—20º andar—01311-928—Tel.: (011) 3147-7600 – Fax : (011) 3147-7770
Rio de Janeiro—RJ – Brasil—Rua 7 de Setembro, 54—12º andar—20050-000—Tel.: (021) 3852-8500—Fax : (021) 3852-8502
Brasília—DF—Brasil—70040-000 – SBN Q.1—Bloco B Numero 14 Conj. 601—Ed. Confederação Nacional do Comércio—Tel.:(061) 327-2206 – Fax : (061) 328-0890
Salvador – BA – Brasil—Edifício Suarez Trade—Avenida Tancredo Neves, 450—33º andar—41819-900—Tel.: (071) 340-0617—Fax: (71) 340-0699
e-mail: mattosfilho@mattosfilho.com.br

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA
A D V O G A D O S

(i)	a final draft of the Underwriting Agreement;
(ii)	a copy of the Registration Statement; and
(iii)	such other documents, stock transfer books and registers, corporate records and certificates of officers of the Company as we may have deemed necessary for the purpose of this opinion.

We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof and not in respect of any other law.

In giving this opinion we have made the following assumptions:

(i)	that all documents submitted to us as facsimile or copy or specimen documents conform to their originals;
(ii)	that the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;
(iii)	that all documents submitted to us as originals are authentic;
(iv)	that the documents submitted to us have been validly authorized, executed and delivered by all parties thereto, other than the Company; and
(v)	the capacity, power and authority of, and the fulfillment of all internal authorization procedures by each of the parties, other than the Company, to the documents submitted to us to execute, deliver and perform its respective obligations in respect of the Underwriting Agreement.

As to the matters of fact, we have relied upon the certificates, documents and oral and/or written information of the Company provided to us by officers of the Company on behalf of the Company.

Based on the above assumptions, we are of the opinion that the Shares are duly and validly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Underwriting Agreement or the transaction or documents referred to therein.

This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

This opinion is being furnished to you, the Company, shareholders of the Company and potential investors solely for your benefit in connection with the Offering and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the captions “Validity of Securities” and “Service of Process and Enforcement of Judgments” in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA

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